Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO SHANGHAI BOSTON HOUSTON LOS ANGELES HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES www.duanemorris.com

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December 21, 2017

GulfMark Offshore, Inc. 842 West Sam Houston Parkway North Suite 400 Houston, Texas 77024

Ladies and Gentlemen:

We have acted as special counsel to GulfMark Offshore, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of up to (i) 5,441,428 shares (the “Issued Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), (ii) 149,900 warrants exercisable for shares of Common Stock for cash at an initial exercise price of $100.00 per share or, in certain circumstances, in accordance with a cashless exercise (the “Equity Warrants”), (iii) 149,900 shares of Common Stock that may be issued upon exercise of the Equity Warrants (the “Equity Warrant Exercise Shares”), (iv) 474,076 warrants exercisable for shares of Common Stock at an exercise price of $0.01 per share (the “Noteholder Warrants” and, together with the Equity Warrants, the “Warrants”) and (v) 474,076 shares of Common Stock that may be issued upon exercise of the Noteholder Warrants (the “Noteholder Warrant Exercise Shares” and, together with the Issued Shares, the Equity Warrant Exercise Shares and the Warrants, the “Securities”), to be offered and resold from time to time by the selling security holders named in the Registration Statement under the heading “Selling Security Holders” (the “Selling Security Holders”). You have advised us that the Company issued the Securities to the Selling Security Holders pursuant to the Company’s Amended Chapter 11 Plan of Reorganization (the “Plan”), as approved and confirmed in an order (the “Confirmation Order”) entered by the United States Bankruptcy Court for the District of Delaware on October 4, 2017.

Duane Morris llp
1330 Post Oak boulevard, SUITE 800 HOUSTON, TX 77056-3166	PHONE: +1 713 402 3900 FAX: +1 713 402 3901

GulfMark Offshore, Inc.

December 21, 2017

The Securities are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto. The Equity Warrants were issued by the Company pursuant to a warrant agreement, dated November 14, 2017 (the “Equity Warrant Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”). The Noteholder Warrants were issued by the Company pursuant to a warrant agreement, dated November 14, 2017 (the “Noteholder Warrant Agreement” and, together with the Equity Warrant Agreement, the “Warrant Agreements”), between the Company and the Warrant Agent. The Equity Warrant Exercise Shares and the Noteholder Warrant Exercise Shares may be issued upon the exercise of the Equity Warrants and Noteholder Warrants, respectively. This opinion is rendered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K of the Commission.

For purposes of rendering the opinions expressed herein, we have examined, among other things, originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement; (ii) the Prospectus; (iii) the Plan; (iv) the Confirmation Order; (v) the Warrant Agreements; (vi) the Company’s certificate of incorporation and its bylaws, each as amended to the date hereof (collectively, the “Charter Documents”); and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed (i) the genuineness of all signatures; (ii) the legal capacity of all natural persons; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents; (v) that all records and other information made available to us by the Company on which we have relied are true, correct and complete in all material respects; (vi) that each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vii) that the Registration Statement, and any amendments thereto (including, as applicable, all necessary post-effective amendments thereto), will have become effective under the Securities Act and comply with all applicable laws; (viii) that all Securities will be issued and sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement or any amendment thereto (including post-effective amendments) and any applicable prospectus supplement, and that all applicable provisions of the securities laws of the various jurisdictions in which the Securities may be offered and sold will have been complied with; (ix) that each Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and that the respective certificates representing the Warrants issued under the Warrant Agreements were issued in accordance with the respective terms of, and in the respective forms set forth in, the applicable Warrant Agreement; and (x) that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

GulfMark Offshore, Inc.

December 21, 2017

As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and have not performed or had performed any independent research or investigation of public records as to the facts set forth therein and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

In making our examination of executed documents or documents to be executed, we have assumed that each of the parties thereto (other than the Company) (a) was or is, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) had or has, as applicable, the power, corporate or otherwise, and authority to enter into and perform all obligations thereunder and (c) was or is, as applicable, duly qualified to engage in the activities contemplated by each such document, and we have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of all such documents.

Based on the foregoing, and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.     The Issued Shares are validly issued, fully paid and non-assessable.

2.     The Equity Warrants constitute valid and binding obligations of the Company, except that: (i) the foregoing may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) the foregoing is subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing and standards of materiality (regardless of whether enforcement is sought in a proceeding at law or in equity); and (iii) rights to indemnification and contribution thereunder and under the Equity Warrant Agreement may be limited by federal or state securities laws or public policy.

3.     The Equity Warrant Exercise Shares issuable upon exercise of the Equity Warrants have been duly authorized and, when issued and paid for upon exercise in accordance with the terms of the Equity Warrant Agreement, will be validly issued, fully paid and non-assessable.

4.     The Noteholder Warrants constitute valid and binding obligations of the Company, except that: (i) the foregoing may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) the foregoing is subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing and standards of materiality (regardless of whether enforcement is sought in a proceeding at law or in equity); and (iii) rights to indemnification and contribution thereunder and under the Noteholder Warrant Agreement may be limited by federal or state securities laws or public policy.

GulfMark Offshore, Inc.

December 21, 2017

5.     The Noteholder Warrant Exercise Shares issuable upon exercise of the Noteholder Warrants have been duly authorized and, when issued and paid for upon exercise in accordance with the terms of the Noteholder Warrant Agreement, will be validly issued, fully paid and non-assessable.

In rendering the opinions set forth in paragraphs 2 and 4 above, we express no opinion with respect to any provision of the Warrants or Warrant Agreements providing for any waiver of the right to a trial by jury, mandatory arbitration or mediation, any waiver of the right to attack or appeal a judgment, the consent to or establishment of jurisdiction or venue, any waiver of the right to raise a claim of an inconvenient forum with respect to any judicial proceedings, specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement, or relating to indemnification, contribution or exculpation under circumstances involving the negligence of the indemnified or exculpated party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit.

The opinions expressed herein are limited to the Delaware General Corporation Law and the laws of the State of New York, in each case which, in our experience, without having made any special investigation as to the applicability of any specific law, are normally applicable to transactions of the type contemplated by the Registration Statement (collectively, the “Applicable Laws”). No opinion is expressed as to the effect on the matters covered by this letter of the laws of (i) the States of Delaware and New York other than the Applicable Laws or (ii) any jurisdiction other than the States of Delaware and New York, whether in any such case applicable directly or through the Applicable Laws. We express no opinion regarding any federal or state securities laws or regulations.

The Securities may be sold from time to time on a delayed or continuous basis, and the opinions expressed herein are limited to the Applicable Laws as in effect on the date hereof, which Applicable Laws are subject to change with possible retroactive effect. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision, or otherwise. These opinions are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

GulfMark Offshore, Inc.

December 21, 2017

The opinions expressed herein are rendered for your benefit in connection with the transactions described herein. We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Duane Morris LLP